EXHIBIT 99.1
FGI INDUSTRIES ANNOUNCES
SECOND QUARTER 2026 RESULTS
EAST HANOVER, N.J., August 12, 2026 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the second quarter 2026.
SECOND QUARTER 2026 HIGHLIGHTS
(As compared to the second quarter of 2025)
▪Total revenue of $31.9 million, +2.9% y/y
▪Gross profit of $10.7 million, +22.5% y/y
▪Gross margin of 33.4%, +530 bps y/y
▪Operating income of $1.4 million and net income attributable to shareholders of $1.3 million
▪Adjusted operating income of $1.4 million1
▪Adjusted net income of $1.2 million
MANAGEMENT COMMENTARY
Dave Bruce, CEO of FGI, stated, “FGI reported total revenue of $31.9 million in the quarter, representing a year-over-year increase of 2.9%. Gross profit was $10.7 million, an increase of 22.5% compared to the prior year. The gross margin was 33.4% compared to 28.1% in the second quarter of 2025. The industry outlook remains uncertain due to tariffs and economic uncertainty but FGI’s strategic investments in our Brands, Products and Channels strategy continues. FGI and our customers continue to evaluate diversifying and broadening our geographic sourcing. Revenue increased 20.3% in the U.S., while revenue decreased 24.5% in Canada and 21.0% in the European market. Revenue from sanitaryware and shower systems increased 5.9% and 15.2% year-over-year due to a recovery of US business from the prior year which was affected by the implementation of tariffs as well as recently launched programs. Canada and Europe reflect softer demand environments compared to the prior year. Bath Furniture and Other business segments decreased 15.5% and 9.2%, respectively, compared to the prior year period reflecting a softer demand environment due, in part, to continued tariff-related uncertainty in customer purchasing decisions. Covered Bridge further expanded its geographies and increased its dealer count. Isla Porter, our custom kitchen joint venture, continues to establish relationships with the premium design community with on-trend products. In India, we added more dealers as we expand our presence there.” Bruce continued, “We are excited about our new product introductions and continue to invest in our brands and our future growth initiatives in our core businesses."
Jae Chung, Chief Financial Officer of FGI, commented, “Total revenue increased 2.9% year-over-year in the second quarter. FGI continues to invest in long-term growth through our BPC strategy and exercise discipline in overall operating expenses, which decreased 2.9% year-over-year to $9.3 million due primarily to lower selling and distribution and the optimization of our warehouse operations. In the quarter, FGI received IEEPA recoveries which are included in cost of goods sold that partially offset costs not passed through to our customers. In July, Section 301 tariffs were permanently implemented replacing the temporary Section 122 tariffs. FGI ended the second quarter with total available liquidity of $7.9 million. We believe the best use of our capital is for internal investment in order to attract new customers, expand existing relationships, develop new products and manufacturing capabilities and expand into new jurisdictions, and this will remain our priority in the near term.”
1Adjusted operating income (loss) and adjusted net income (loss) are non-GAAP financial measures. Please refer to the paragraph titled “Non-GAAP Measures” for the definitions of non-GAAP financial measures and reconciliations to GAAP measures included in this press release.

SECOND QUARTER 2026 RESULTS
Revenue totaled $31.9 million during the second quarter of 2026, an increase of 2.9% compared to the prior-year period despite the on-going and fluid tariff environment.
•Sanitaryware revenue was $19.1 million during the second quarter of 2026, an increase from $18.1 million in the prior-year period.
•Bath Furniture revenue was $3.5 million during the second quarter of 2026, a decrease from revenue of $4.1 million in the prior-year period.
•Shower Systems revenue was $6.0 million during the second quarter of 2026, an increase from $5.2 million last year.
•Other revenue, primarily from Kitchen Cabinets, was $3.2 million during the second quarter, a decrease from $3.5 million in the prior year.
Gross profit was $10.7 million during the second quarter of 2026, an increase of 22.5% compared to the prior-year period. Gross profit margin was 33.4% during the second quarter of 2026, an increase from 28.1% in the prior-year period.
Operating income was $1.4 million during the second quarter of 2026, improving from an operating loss of $0.8 million in the prior-year period. Adjusted operating income was $1.4 million during the second quarter compared to a loss of $0.8 million in the prior-year-period. The improvement in operating income (loss) and adjusted operating income (loss) from the prior year was primarily a result of increased gross profit and a decrease in selling and distribution costs. Operating margin and adjusted operating margin were both 4.4% during the second quarter, up from (2.7%) in the same period last year.
The Company reported GAAP net income attributable to shareholders of $1.3 million, or net income of $0.65 per diluted share during the second quarter of 2026, versus net loss of $1.2 million, or $0.64 per diluted share, in the same period last year. Adjusted net income for the second quarter of 2026 was $1.2 million, or $0.60 per diluted share, versus adjusted net loss of $1.2 million, or $0.61 per diluted share, for the same prior-year-period. All share and per-share data gives retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.
FGI holds earnings calls only for the second and fourth quarters, but releases results of operations via press releases and SEC filings on a quarterly basis. Inquiries may continue to be submitted to investorrelations@fgi-industries.com or by phone at 973-515-7190.
FINANCIAL RESOURCES AND LIQUIDITY
As of June 30, 2026, the Company had $4.4 million of cash, $13.0 million of total debt and $3.4 million of availability under its credit facilities net of letters of credit. Total liquidity was $7.9 million at June 30, 2026.
FINANCIAL GUIDANCE
The Company reaffirms its fiscal 2026 guidance as follows:
•Total net revenue of $134-141 million
•Total adjusted operating income of $0.7-2.5 million
•Total adjusted net income of $(0.3)-1.1 million
Note that total adjusted operating income excludes certain non-recurring extraordinary items and trade related recoveries; total adjusted net income excludes certain non-recurring extraordinary items and trade related recoveries and include an adjustment for minority interest.

SECOND QUARTER CONFERENCE CALL
FGI will conduct a conference call on Thursday, August 13 at 9:00 am Eastern Time to discuss the quarterly results.
A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-833-821-8134
International Live:	1-412-652-1262

To listen to a replay of the teleconference, which will be available through August 27, 2026:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10210782

ABOUT FGI INDUSTRIES
FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, custom kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.
Non-GAAP Measures
In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring income and expenses, including non-recurring compensation expenses related to our initial public offering ("IPO"), as well as income taxes at historical average effective rate and net income attributable to non-controlling shareholders. We define Adjusted Net Income as GAAP income before income taxes excluding the impact of certain non-recurring income and expenses, such as non-recurring compensation expenses related to our IPO, as well as income taxes at historical average effective rate and net income attributable to non-controlling shareholders. We define Adjusted Operating Margins as Adjusted Operating Income divided by revenue.
We use these non-GAAP measures, along with GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of guidance for full year 2026 Adjusted Operating Income and 2026 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the tariff environment, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the Company’s planned product launches and new customer partnerships and the effect of supply chain disruptions and freight costs. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2025, and in subsequent reports we file from time to time thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
INVESTOR CONTACT
Jae Chung, Chief Financial Officer
973-515-7190
investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30, 2026	As of December 31, 2025
	USD	USD
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$4,421,058	$1,899,801
Accounts receivable, net	15,479,104	13,847,762
Inventories, net	12,044,099	15,292,742
Prepayments and other current assets	3,623,798	3,228,259
Prepayments and other receivables – related parties	15,937,253	17,274,859
Total current assets	51,505,312	51,543,423

NONCURRENT ASSETS
Property and equipment, net	3,662,418	3,853,864
Intangible assets, net	1,608,103	1,733,616
Operating lease right-of-use assets, net	9,908,253	11,031,892
Deferred tax assets, net	204,184	211,581
Other noncurrent assets	918,861	1,163,205
Total noncurrent assets	16,301,819	17,994,158
Total assets	$67,807,131	$69,537,581

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$13,034,989	$11,868,828
Accounts payable	22,935,373	24,687,900
Accounts payable – related parties	54,536	49,855
Operating lease liabilities – current	1,737,632	1,700,936
Accrued expenses and other current liabilities	6,071,610	5,607,405
Total current liabilities	43,834,140	43,914,924

NONCURRENT LIABILITIES
Operating lease liabilities – noncurrent	8,908,217	10,012,616
Total liabilities	52,742,357	53,927,540

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 2,000,000 shares authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025)	—	—
Ordinary shares ($0.0005 par value, 40,000,000 shares authorized, 1,931,271 and 1,920,140 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	966	960
Additional paid-in capital	21,619,076	21,612,226
Accumulated deficit	(2,600,387)	(2,927,091)
Accumulated other comprehensive loss	(1,938,566)	(1,402,946)
FGI Industries Ltd. shareholders’ equity	17,081,089	17,283,149
Non-controlling interests	(2,016,315)	(1,673,108)
Total shareholders’ equity	15,064,774	15,610,041
Total liabilities and shareholders’ equity	$67,807,131	$69,537,581

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
	USD	USD	USD	USD
Revenue	$31,885,552	$30,998,260	$62,387,012	$64,210,808

Cost of revenue	21,223,160	22,291,653	43,563,929	46,603,943

Gross profit	10,662,392	8,706,607	18,823,083	17,606,865

Operating expenses
Selling and distribution	5,978,039	6,209,728	12,193,296	13,372,906
General and administrative	2,877,453	2,844,715	5,231,686	5,545,928
Research and development	406,316	484,502	688,926	801,228
Total operating expenses	9,261,808	9,538,945	18,113,908	19,720,062

Income (loss) from operations	1,400,584	(832,338)	709,175	(2,113,197)

Other income (expenses)
Interest income	1,694	1,688	2,569	2,129
Interest expense	(449,751)	(282,191)	(804,653)	(584,951)
Other income (expenses), net	315,334	(466,200)	242,283	(438,109)
Total other expenses, net	(132,723)	(746,703)	(559,801)	(1,020,931)

Income (loss) before income taxes	1,267,861	(1,579,041)	149,374	(3,134,128)

Total provision for (benefit of) income taxes	141,199	(214,576)	165,877	(954,106)

Net income (loss)	1,126,662	(1,364,465)	(16,503)	(2,180,022)
Less: net loss attributable to non-controlling shareholders	(169,447)	(132,941)	(343,207)	(319,406)
Net income (loss) attributable to FGI Industries Ltd. shareholders	1,296,109	(1,231,524)	326,704	(1,860,616)

Other comprehensive (loss) income
Foreign currency translation adjustment	(499,569)	603,035	(535,620)	689,467

Comprehensive income (loss)	627,093	(761,430)	(552,123)	(1,490,555)
Less: comprehensive loss attributable to non-controlling shareholders	(169,447)	(132,941)	(343,207)	(319,406)
Comprehensive income (loss) attributable to FGI Industries Ltd. shareholders	$796,540	$(628,489)	$(208,916)	$(1,171,149)

Weighted average number of ordinary shares(1)
Basic	1,930,144	1,918,248	1,925,408	1,917,029
Diluted	2,008,306	1,918,248	1,970,423	1,917,029

Earnings (loss) per share
Basic	$0.67	$(0.64)	$0.17	$(0.97)
Diluted	$0.65	$(0.64)	$0.17	$(0.97)
(1) Giving retroactive effect to the Reverse Share Split of the Preference Shares and Ordinary Shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2026	2025
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,503)	$(2,180,022)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	355,152	311,218
Amortization	1,059,021	1,138,345
Share-based compensation	6,856	200,929
Provision for credit losses	17,441	75,359
Provision for defective return	488,492	51,900
Foreign exchange transaction loss (gain)	(270,219)	383,579
Deferred income tax expense (benefit)	7,397	(1,002,613)
Changes in operating assets and liabilities
Accounts receivable	(2,137,275)	4,461,914
Inventories	3,248,644	1,277,386
Prepayments and other current assets	(548,358)	(333,999)
Prepayments and other receivables – related parties	1,337,605	(3,798,705)
Other noncurrent assets	244,344	287,874
Income taxes	152,819	28,182
Accounts payable	(1,752,528)	2,097,761
Accounts payable – related parties	4,681	(691,003)
Operating lease liabilities	(845,818)	(920,707)
Accrued expenses and other current liabilities	464,206	(1,191,731)
Net cash provided by operating activities	1,815,957	195,667

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(169,941)	(555,954)
Purchase of intangible assets	(5,458)	(75,196)
Net cash used in investing activities	(175,399)	(631,150)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from credit facilities	56,291,162	31,157,739
Repayments of credit facilities	(55,125,001)	(33,101,606)
Net cash provided by (used in) financing activities	1,166,161	(1,943,867)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	(285,462)	340,307

NET CHANGES IN CASH	2,521,257	(2,039,043)
CASH, BEGINNING OF PERIOD	1,899,801	4,558,160
CASH, END OF PERIOD	$4,421,058	$2,519,117

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(725,551)	$(589,676)
Cash paid during the period for income taxes	$(5,818)	$(22,153)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Lease liability arising from obtaining a right-of-use asset	$21,879	$1,133,514
Derecognition of right-of-use asset and lease liability upon early termination	$—	$(1,251,111)

Non-GAAP Measures
The following table reconciles GAAP income from operations to Adjusted Operating Income (Loss) and Adjusted Operating Margins, as well as GAAP net income to Adjusted Net Income for the periods presented.

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2026	2025	2026	2025
	USD	USD	USD	USD
Income (loss) from operations	$1,400,584	$(832,338)	$420,316	$(3,441,492)
Adjustments:
Non-recurring IPO-related share-based compensation	—	—	—	139,344
Business expansion expense	—	—	—	123,540
Adjusted Operating Income (Loss)	$1,400,584	$(832,338)	$420,316	$(3,178,608)
Revenue	$31,885,552	$30,998,260	$128,704,856	$135,904,413
Adjusted Operating Margins (%)	4.4	(2.7)	0.3	(2.3)

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2026	2025	2026	2025
	USD	USD	USD	USD
Income (loss) before income taxes	$1,267,861	$(1,579,041)	$(1,055,512)	$(4,578,826)
Adjustments:
Non-recurring IPO-related share-based compensation	—	—	—	139,344
Business expansion expense	—	—	—	123,540
Adjusted income (loss) before income taxes	1,267,861	(1,579,041)	(1,055,512)	(4,315,942)
Less: income taxes at 18% rate	228,215	(284,227)	(189,992)	(776,870)
Less: net loss attributable to non-controlling shareholders	(169,447)	(132,941)	(1,009,681)	(539,944)
Adjusted Net Income (Loss)	$1,209,093	$(1,161,873)	$144,161	$(2,999,128)